Exhibit 99.2

Isoray To Announce First Quarter Fiscal 2020

Financial Results on November 12, 2019

Conference Call is Tuesday, November 12, 2019 at 4:30 p.m. ET/1:30 p.m. PT

RICHLAND, WASHINGTON – October 31, 2019 – Isoray, Inc. (NYSE AMERICAN: ISR), a medical technology company and innovator in seed brachytherapy powering expanding treatment options throughout the body, today announced that it will host a conference call to discuss its financial results for the first quarter fiscal 2020 ended September 30, 2019 on Tuesday, November 12, 2019, at 4:30 p.m. Eastern Time. The Company will issue a press release announcing its financial results for the first quarter fiscal year 2020 after the close of the U.S. stock markets on November 12, 2019.

To listen to the conference call, please dial (844) 602-0380. For callers outside the U.S., please dial (862) 298-0970.

The conference call will be simultaneously webcast and can be accessed at https://www.investornetwork.com/event/presentation/55905. The webcast will be available until February 12, 2020 following the conference call. A replay of the call will also be available by phone and can be accessed by dialing (877) 481-4010 and providing reference number 55905. For callers outside the U.S., please dial (919) 882-2331 and provide reference number 55905. The replay will be available beginning approximately one hour after the completion of the live event, ending at 4:30 p.m. ET on November 19, 2019.

Contact

Investor Relations: Mark Levin (501) 255-1910

Media and Public Relations: Sharon Schultz (302) 539-3747

About Isoray

Isoray, Inc., through its subsidiary, Isoray Medical, Inc., is the sole producer of Cesium Blu (Cesium-131) brachytherapy seeds, which are expanding brachytherapy treatment options throughout the body. Learn more about this innovative Richland, Washington company and explore the many benefits and uses of Cesium Blu by visiting www.isoray.com. Join us on Facebook and follow us on Twitter.